United States Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-k/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

of earliest event reported)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 30, 2012 (April 12, 2010)

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Commission File No. 333-123465

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Universal Bioenergy, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	20-1770378
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19800 MacArthur Blvd. Ste. 300

Irvine, CA 92612

(Address of principal executive offices)

 (949) 559-5017

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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As used in this report, the terms "we", "us", "our", "our company" “Universal” refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

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EXPLANATORY NOTE

On April 14, 2010, Universal Bioenergy Inc., (the “Company”) filed a Current Report on Form 8-K, disclosing that the Company had entered into a material definitive agreement, (the “Member Interest Purchase Agreement”) with NDR Energy Group LLC. This Current Report Form 8-K/A amends the Report on Form 8-K filed on April 14, 2010.

This filing on Current Report Form 8-K/A is for the sole purpose of including the financial statements of NDR Energy Group, LLC and the pro forma financial information with our Company, as well as including the Schedules for the Member Interest Purchase Agreement, which were excluded in the original filing.

The information presented in ITEM 1.01, ITEM 2.01 and ITEM 3.02 below was previously disclosed in the Form 8-K Report filed on April 14, 2012, (the “Initial Report”), and is incorporated as a reference only into this amended Report.

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ITEM 1.01. Entry into a Material Definitive Agreement.

Universal Bioenergy Corporation, a Nevada corporation (the “Company”), and NDR Energy Group, LLC, a Maryland limited liability company (“NDR” or “NDR Energy Group”), have entered into a Member Interest Purchase Agreement, (the “Purchase Agreement”) dated as of April 12, 2010. Pursuant to the Purchase Agreement and subject to the conditions set forth therein, the Company purchased forty nine 49% of the Member Interests of NDR with a total investment valued at $2.5 million in cash and common stock of the Company.

The completion of the acquisition was approved by the Board of Directors of the Company. Each of the Company and NDR Energy Group has made customary representations and warranties in the Purchase Agreement. NDR Energy Group has also agreed to various covenants in the Purchase Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice in all material respects during the period between the execution of the Purchase Agreement and the closing of the transaction and (ii) not to solicit alternate transactions.

NDR’s has been marketing energy and fuel such as natural gas, and transportation of petroleum fuels. NDR marketed $60 - $70 million in energy and fuel in 2009. Management of NDR intends to expand, in coordination with Universal, into biofuels, propane, and commercial energy efficiency conversions and retrofits. NDR Energy has firm contracts signed with 22 utilities nationwide. It has agreements with Southern California Gas Company, Pacific Gas & Electric (PG&E), Baltimore Gas & Electric, NICOR, Michigan Consolidated Gas (MIHCON), and the National Grid, the largest power producer in New York State.

Universal’s management also believes that the association with NDR Energy Group will give the Company the needed sales outlets through NDR Energy Group’s distribution channels, the marketing / brokering of natural gas, biofuels, and energy efficiency conversions as part of its new business focus.

The foregoing summary description of the Purchase Agreement and the transaction, is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been attached as an Exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, NDR Energy Group LLC, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, NDR Energy Group LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and NDR Energy Group LLC.

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Additional Summary of the Purchase Agreement

The Company retains the right to purchase additional equity of the Member Interests of NDR Energy. NDR Energy will appoint 2 seats on its Board of Managers as selected by the Company. The Company agrees to provide NDR Energy Group with Management Support Services. The Company will provide NDR Energy Group with $1,000,000 in working capital. The Company will arrange, on a best efforts basis, a “Financing Facility / Credit Line up to an estimated amount of $300 million dollars drawn on a major U.S. bank or similar financial institution, to purchase its natural gas contract receivables, and help fund its growth and expansion. NDR Energy Group agrees to comply in accordance with the related financial covenants.

ITEM 2.01 - ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM 3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

Update on Form 8-K Report disclosures in ITEM 1.01 above.

The information presented below will serve to update the disclosures in Item 1.01, “Additional Summary of Purchase Agreement”;

As was disclosed in our Form 10-K Annual Report for the period ending December 31, 2010, the Company exercised its option to purchase the additional 2% of the member interests of NDR Energy Group. The 2% member interests were assigned to the Officers of the Company. The Officers assigned their interests to Varlos Energy Holdings LLC. NDR Energy LLC does not have a formal Board of Managers, therefore it did not appoint the Company the 2 seats on the Board. However, the Company and Varlos Energy Holdings were both appointed as Managing Members of NDR Energy Group LLC, pursuant to its Operating Agreement.

Voting Trust and Control of NDR Energy Group LLC

As was disclosed in our Form 10-K Annual Report for the period ending December 31, 2011, the Company and Varlos Energy Holdings LLC entered into a Voting Trust, via a Voting Trust Agreement whereby Varlos Energy granted and transferred its Two (2%) percent member interests to the Company and its Voting Trustee, Vince M. Guest, for the purpose of having the Company to vote Varlos Energy’s member interests in NDR Energy Group LLC, for any corporate lawful act for a period not to exceed Ten (10) years. This Voting Trust vests in the Company, and the Trustee, Fifty One (51%) percent (the “Majority”) of the control of the membership ownership interests of NDR Energy Group LLC, and the authority over all of its management and operations decisions, with the combination of the Company’s Forty Nine (49%) percent member interests and the voting rights and control of Varlos Energy’s Two (2%) percent member interests.

Working Capital Line

Pursuant to the Member Interest Purchase Agreement, the Company is providing working capital to NDR Energy pursuant to a line of credit, via a Working Capital Note with a maximum principal amount of $1,000,000.

Letter of Interest / Term Sheet with Wells Fargo Capital Finance for $300 Million

As was disclosed in our Form 10-K for the period ending December 31, 2010, on February 22, 2010, NDR Energy signed Letter of Interest / Term Sheet with the Receivables Funding Group of Wells Fargo Capital Finance of Charleston, South Carolina. The Letter of Interest / Term Sheet was for Wells Fargo to provide NDR Energy with an “Accounts Receivable Financing Facility” with an aggregate of a $300 million dollar annual revolving funding line. The “Accounts Receivable Financing Facility” was intended to provide us and NDR Energy with working capital, and accounts receivable financing for a period of 18 months. On March 19, 2010, we paid Wells Fargo a good faith deposit of $7500.00 to complete the credit approval process and their due diligence. Unfortunately, due to the conservative and restrictive lending policies during the recession, the proposal was terminated, and we were not able to secure the final funding for the “Accounts Receivable Financing Facility”.

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ITEM 9.01 - EXHIBITS

(a) Financial Statements of Business Acquired

The following financial statements of NDR Energy Group, LLC are being filed with this report as Exhibit 99.1:

·	Report of Independent Public Accounting Firm;
·	Balance Sheet as of December 31, 2008 and 2009 (audited);
·	Statements of Operations for the years ended December 31, 2008 and 2009 (audited)
·	Statements of Cash Flows for the years ended December 31, 2008 and 2009 (audited)
·	Notes to Financial Statements.

(b) The following pro forma financial information is being filed with this report as Exhibit 99.

·	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2009 and projected through 2012;
·	Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2009, and projected through 2012

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the company financial position or results of operations actually would have been had Company completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

(d) Exhibits.

Exhibit No.	Description

2.1	Member Interest Purchase Agreement by and among Universal Bioenergy Inc., and NDR Energy Group LLC, dated April 12, 2010, (incorporated by reference to the Exhibit of the same number, in the Current report on Form 8-K, filed April 14, 2010).
99.1	Financial Statements listed in Item 9.01(a)
99.2	Pro Forma Financial Information listed in Item 9.01(b)

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SIGNATURES

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Bioenergy, Inc.

Date July 30, 2012		By /s/ Vince M. Guest
Vince M Guest
Chief Executive Officer

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